Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-102456, 33-58511, 333-42413, 333-68607, 333-94347, 333-60668, 333-51080, 33-59171, and 333-69840 of Tektronix, Inc. on Forms S-8 and Registration Statement Nos. 33-58635, 33-58513, and 33-59648 of Tektronix, Inc. on Forms S-3 of our report dated June 10, 2003, appearing in this Annual Report on Form 11-K of the Tektronix 401(k) Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
June 25, 2003